UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN		37662
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2018, Eastman Chemical Company (the “Company”) issued and sold $300 million aggregate principal amount of 3.500% notes due 2021 (the “2021 Notes”) and $500 million aggregate principal amount of 4.500% notes due 2028 (the “2028 Notes” and, together with the 2021 Notes, the “Notes”), pursuant to the Underwriting Agreement (as defined below) and the Company’s Registration Statement on Form S-3 (Registration No. 333-225564) filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) on June 11, 2018 (the “Registration Statement”), and the issuer free writing prospectus and prospectus supplement (the “Prospectus Supplement”), filed with the SEC on October 30, 2018 and November 1, 2018, respectively. The Notes were issued under an indenture, dated as of June 5, 2012 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes are unsecured, unsubordinated general obligations of the Company. Interest on the Notes of each series is payable semi-annually on June 1 and December 1 of each year, beginning on June 1, 2019, to the persons in whose names such Notes are registered in the security register at the close of business on the May 15 or November 15 preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the Notes is payable.

The Company may redeem the Notes of each series, in whole or in part, in the case of the 2021 Notes, at any time prior to the maturity date, and in the case of the 2028 Notes, at any time prior to September 1, 2028 (three months prior to the maturity date), at a redemption price equal to the greater of (1) 100% of the principal amount of the applicable series of Notes being redeemed or (2) as determined by a Quotation Agent (as defined in the Notes), the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of Notes being redeemed (not including any portion of such payments of interest accrued as of the date of redemption discounted to the date of redemption) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Notes) plus 12.5 basis points with respect to the 2021 Notes and 25 basis points with respect to the 2028 Notes; plus, in each case, accrued and unpaid interest to the redemption date. The 2028 Notes are redeemable on or after September 1, 2028 (three months prior to the maturity date) at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest to the redemption date.

The Indenture contains covenants that, among other things, restrict the ability of the Company to incur certain secured indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries on a consolidated basis. These covenants are subject to a number of important exceptions and qualifications. In addition, upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture) with respect to a series of Notes, the holders of such series of Notes will have the right to cause the Company to repurchase all or a portion of such series of Notes at a price equal to 101% of the principal amount of such series of Notes plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture also contains customary provisions for events of default including for failure to pay principal or interest when due, failure to perform covenants in the Indenture and failure to cure or obtain a waiver of such default upon notice, and certain events of bankruptcy, insolvency or reorganization. Subject to certain exceptions and conditions as set forth in the Indenture, in the case of an event of default, the principal amount of the applicable series of Notes plus accrued and unpaid interest may be accelerated.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 5, 2012, and the Notes, the forms of which are filed as Exhibits 4.2 and 4.3 hereto, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

Underwriting Agreement for Offer and Sale of Notes

On October 30, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”), with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of several underwriters listed therein (collectively, the “Underwriters”), with respect to the issuance and sale of the Notes. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with sale of the Notes and for customary contribution provisions in respect of those liabilities. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Uses of Proceeds from Sale of Notes

As described in the Prospectus Supplement and as previously reported, the Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to:

•	complete the Company’s cash tender offer (the “Tender Offer”) for any and all of its $250 million outstanding aggregate principal amount of 5.500% notes due 2019 (the “2019 Notes”);

•	pay the redemption price for any of the approximately $250 million aggregate principal amount of 2019 Notes outstanding that were not tendered in the Tender Offer; and

•	pay the redemption price for $550 million of the approximately $800 million aggregate principal amount outstanding of its 2.70% notes due 2020 (the “2020 Notes”).

The Tender Offer expired on November 5, 2018, and the Company issued a press release (the “Tender Offer Press Release”) on November 6, 2018 announcing the expiration and results of the Tender Offer. $103,145,000 aggregate principal amount of the 2019 Notes were validly tendered at or prior to the expiration of the Tender Offer, which such amount included $22,000 aggregate principal amount of 2019 Notes tendered pursuant to the guaranteed delivery procedures outlined in the offer to purchase, dated October 30, 2018 (the “Offer to Purchase). The Company will accept for purchase and pay for the 2019 Notes tendered through the Depository Trust Company’s Automated Tender Offer Program on November 6, 2018 and for the 2019 Notes tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase on November 8, 2018. A copy of the Tender Offer Press Release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On October 30, 2018, the Company delivered irrevocable notices of redemption to the holders of the 2019 Notes and the 2020 Notes. In accordance with the terms and conditions of the 2019 Notes and the indenture governing the 2019 Notes, the Company will redeem any 2019 Notes not tendered in the Tender Offer and outstanding on November 29, 2018 at the redemption price set forth in the notice of redemption. In accordance with the terms and conditions of the 2020 Notes and the indenture governing the 2020 Notes, the Company will redeem $550 million of the approximately $800 million aggregate principal amount of the 2020 Notes outstanding on November 29, 2018 at the redemption price set forth in the notice of redemption.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

1.1	Underwriting Agreement, dated October 30, 2018, by and among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of several underwriters listed therein

4.1	Indenture, dated June 5, 2012, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 5, 2012)

4.2	Form of 3.500% Note due 2021

4.3	Form of 4.500% Note due 2028

5.1	Opinion of Jones Day regarding the validity of the Notes

23.1	Consent of Jones Day (contained in Exhibit 5.1)

99.1	Press release dated November 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

Date: November 6, 2018	By:	/s/ Brian L. Henry
Brian L. Henry Senior Securities – Governance Counsel and Assistant Secretary